                                                                   Exhibit 10.1

                  AMENDMENT NO. 3 AND CONSENT TO CREDIT AGREEMENT

          AMENDMENT NO. 3 AND CONSENT (this "Amendment"), dated as of March 4, 1998, among ALARIS MEDICAL, INC. (formerly named Advanced Medical, Inc.), a Delaware corporation ("ALARIS Medical"), ALARIS MEDICAL SYSTEMS, INC. (formerly named IVAC Holdings, Inc.), a Delaware corporation (the "Borrower"), the financial institutions party to the Credit Agreement referred to below (the "Banks"), BANKERS TRUST COMPANY, as Administrative Agent and as a Syndication Agent and BANQUE PARIBAS, as Documentation Agent (together with Bankers Trust Company in its capacity as Administrative Agent, the "Agents") and as a Syndication Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

                               W I T N E S S E T H :
                               - - - - - - - - - -

          WHEREAS, ALARIS Medical, the Borrower, the Banks and the Agents are parties to a Credit Agreement, dated as of November 26, 1996 (as modified, supplemented and amended to, but not including, the date hereof, the "Credit Agreement");

          WHEREAS, ALARIS Medical and the Borrower have requested certain amendments, modifications and consents to the Credit Documents; and

          WHEREAS, subject to the terms and conditions of this Amendment, the Banks are willing to grant such amendments, modifications and consents.

          NOW THEREFORE, it is agreed:

          1. The Banks hereby agree to release IVAC Overseas Holdings, Inc. ("IVAC Overseas") as a Guarantor under the Subsidiary Guaranty, a Pledgor under the Pledge Agreement and an Assignor under the Security Agreement.

          2. The Banks hereby agree to release all of the capital stock of IVAC Overseas previously pledged by the Borrower pursuant to the Pledge Agreement and currently held by the Collateral Agent.

          3.   Notwithstanding anything to the contrary contained in Section
8.17 of the Credit Agreement, the Banks hereby agree that the Borrower may create a new, direct Wholly-Owned Subsidiary (the "New Subsidiary") and the New Subsidiary shall not be required to execute the Subsidiary Guaranty, the Pledge Agreement and the Security Agreement, provided that the New Subsidiary shall at no time own any significant assets other than its ownership of the capital stock of IVAC Overseas.

          4. Section 8.02(t) of the Credit Agreement is amended by (i) replacing the first and second references to "$6,500,000" appearing therein with the amount "$15,000,000" and (ii) replacing the last two provisos appearing therein with the following proviso:

     "PROVIDED that in no event shall the aggregate amount of Permitted Acquisitions made after the First Effective Date exceed $25,000,000;".

          5.   Section 8.02 of the Credit Agreement is hereby further amended by
(i) deleting the word "and" appearing at the end of clause 8.02(y), (ii) replacing the period appearing at the end of clause 8.02(z) with the text "; and" and (iii) inserting the following clause immediately following clause 8.02(z) therein:

          "(aa) sales of Receivables Payments made in connection with the Equipment Sales Program, provided that such sales shall not exceed $20,000,000 in the aggregate in any fiscal year of the Borrower.".

          6. Section 8.03 of the Credit Agreement is hereby amended by (i) deleting the word "and" appearing at the end of clause 8.03(p), (ii) replacing the period appearing at the end of clause 8.03(q) with the text "; and" and
(iii) inserting the following clause immediately following clause 8.03(q) therein:

          "(r) Liens arising from the sale or assignment of Receivables Payments made pursuant to the Equipment Sales Program.".

          7. Section 10 of the Credit Agreement is hereby amended by deleting the definitions of "Applicable Base Rate Margin" and "Applicable Eurodollar Margin" appearing therein in their entirety and inserting the following new definitions of "Applicable Base Rate Margin" and "Applicable Eurodollar Margin" in lieu thereof:

          "Applicable Base Rate Margin" shall mean (i) in the case of A Term Loans and Revolving Loans, 1.00%, less the Applicable Performance Discount, if any, and (ii) in the case of B Term Loans, C Term Loans and D Term Loans, 1.25%.

          "Applicable Eurodollar Margin" shall mean (i) in the case of A Term Loans and Revolving Loans, 2.25%, less the Applicable Performance Discount, if any, and (ii) in the case of B Term Loans, C Term Loans and D Term Loans, 2.50%.

          8. Section 10 of the Credit Agreement is hereby further amended by inserting the following new sentence at the end of the definition of "Consolidated Net Income" appearing therein:

     "Notwithstanding anything to the contrary contained in the definition of Consolidated Net Income, for purposes of determining compliance with Section 8.11, there shall be included (to the extent not already included) in determining

     Consolidated Net Income for any period the net income (or loss) of any Persons, business, property or asset acquired during such period pursuant to Section 8.02(t) and not subsequently sold or otherwise disposed of by the Borrower or one of its Subsidiaries during such period (each such Person, business, property or asset acquired and not subsequently disposed of during such period, an "Acquired Entity or Business"), in each case based on the actual net income (or loss) of such Acquired Entity or Business for the entire period (including the portion thereof occurring prior to such acquisition).".


          9. Section 10 of the Credit Agreement is hereby further amended by inserting the following new definitions in appropriate alphabetical order:

          "Equipment Sales Program" shall mean any transaction or series of transactions whereby the Borrower or any of its Subsidiaries (i) provides medical equipment ("Medical Equipment") and disposable consumable medical devices ("Consumables") used with such Medical Equipment to third party customers ("Customers") who in exchange make payments ("Receivables Payments") to the Borrower or its Subsidiaries, as the case may be, in connection therewith over a period of time,
     (ii) sells or otherwise transfers its title in such Medical Instruments to third party financing parties ("Third Party Lessors") which shall simultaneously lease the Medical Equipment to such Customers and (iii) sells or assigns to such Third Party Lessors the Receivables Payments attributable to such Medical Equipment with no recourse against the Borrower or its Subsidiaries; it being understood and agreed that any such transaction or series of transactions are sales of inventory in the ordinary course of business of the Borrower or such Subsidiary.

          "Receivables Payments" shall have the meaning provided in the definition of "Equipment Sales Program" herein.

          10. In order to induce the Agents and the Banks to enter into this Amendment, ALARIS Medical and the Borrower hereby represent and warrant that (x) no Default or Event of Default exists (i) on the First Effective Date (as defined below) both before and after giving effect to Sections 1, 2, 3, 4, 5, 6, 8 and 9 of this Amendment or (ii) on the Second Effective Date (as defined below) both before and after giving effect to Section 7 of this Amendment and
(y) all of the representations and warranties contained in the Credit Agreement or the other Credit Documents shall be true and correct in all material respects on the date hereof, on the First Effective Date and on the Second Effective Date with the same effect as though such representations and warranties had been made on and as of such date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

          11. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

          12. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with ALARIS Medical, the Borrower and the Agents.

          13. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          14. This Amendment shall become effective (x) in the case of Sections 1, 2, 3, 4, 5, 6, 8 and 9 of this Amendment, on the date (the "First Effective Date") when each of ALARIS Medical, the Borrower, the Agents and the Required Banks shall have signed a copy hereof (whether the same or different copies) and
(y) in the case of Section 7 of this Amendment, on the date (the "Second Effective Date") when each of ALARIS Medical, the Borrower, the Agents and each Bank shall have signed a copy hereof (whether the same or different copies) and, in each case, shall have delivered (including by way of telecopier) the same to the Administrative Agent at the Notice Office.

                                   *     *     *